UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 19, 2012

FORTINET, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Kifer Road Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)

(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2012, the Board of Directors (the “Board”) of Fortinet, Inc. (“Fortinet” or the “Company”) amended the Company’s Bylaws effective as of such date to (i) change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard, effective following the 2012 Annual Meeting of Stockholders of Fortinet and (ii) require that stockholder director nominations include a written statement as to whether the nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon (x) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (y) the Board’s acceptance of such resignation (the “Director Resignation Policy”). The Amended and Restated Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

On January 19, 2012, the Board also adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) which, among other matters, implement the Director Resignation Policy described above. The Corporate Governance Guidelines are available on the Company’s investor relations website at http://investor.fortinet.com/governance.cfm.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

3.1    Fortinet, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

By:	/s/ John Whittle
John Whittle
Vice President and General Counsel

Date: January 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fortinet, Inc. Amended and Restated Bylaws